Exhibit 99.1

For Immediate Release

TradeStation Group Reports Record Revenues and Daily Average Revenue Trades (DARTs)

DARTs Up 56% and Brokerage Commissions and Fees Up 37% Year over Year

Plantation FL, April 24, 2008 – TradeStation Group, Inc. (NASDAQ GS: TRAD) today reported record quarterly net revenues of $40.7 million and record daily average revenue trades (DARTs) of 109,219 for the 2008 first quarter. These quarterly DARTs were a 56% increase over the 2007 first quarter. The company also reported record brokerage commissions and fees of $30.5 million, as compared to brokerage commissions and fees of $22.3 million for the first quarter of 2007, a 37% year-over-year increase.

“Our first quarter results were outstanding,” said Salomon Sredni, Chief Executive Officer of TradeStation Group, “particularly in light of the recent events in the credit markets and the rest of the economy. We were able to achieve record net revenues even though our interest income, a big part of those revenues, decreased significantly in the first quarter due to the recent, large reductions in the federal funds target rate of interest. This was also the first quarter in our history that our DARTs exceeded 100,000, a milestone for our company. And it was also very rewarding, and an honor, to be recognized last month by Barron’s as the best online brokerage firm in the U.S.”

For the 2008 first quarter, TradeStation Group’s net revenues of $40.7 million, net income of $8.3 million and earnings per share (diluted) of 19 cents compared to net revenues of $35.3 million, net income of $8.2 million and earnings per share (diluted) of 18 cents for the 2007 first quarter.

“Our success in achieving record net revenues in the face of declining interest income was driven by our increase in brokerage commissions and fees,” added David Fleischman, TradeStation Group’s Chief Financial Officer. “We believe our growth in brokerage commissions and fees was attributable mainly to higher market volatility in the quarter, as measured by the CBOE Volatility Index (VIX), as historically the higher the market volatility the more our customers trade.”

TradeStation Reports Record DARTs and Total Accounts

For the 2008 first quarter, TradeStation experienced the following year-over-year daily trading growth results with respect to equities, futures and forex accounts:

	Q1 08	Q1 07	% Increase

Daily Average Revenue Trades	109,219	70,187	56%

The company also published today, in a separate announcement, its DARTs, Total Client Assets, Average Equities Client Credit Balances and Average Equities Client Margin Balances for the month of March 2008.

TradeStation had 38,657 brokerage accounts at March 31, 2008, a 17% increase from the company’s 33,048 brokerage accounts as of March 31, 2007.

TradeStation’s Average Client Trades a Company Record 730 Times per Year and Has an Average Account Balance of $70,000 for Equities and $19,000 for Futures

TradeStation’s brokerage client account metrics are among the very best in the industry. TradeStation brokerage clients generated the following client account metrics in the 2008 first quarter:

Client Trading Activity
Annualized average revenue per account	$4,146
Annualized trades per account	730

Client Account Assets
Average assets per account (Equities)	$70,000
Average assets per account (Futures)	$19,000

While, on an annualized basis during the 2008 first quarter, the average TradeStation account traded 730 times per year, or over 60 times per month, a company record, the average TD Ameritrade and E-Trade account traded about 10 to 12 times per year, or slightly less than 1 time per month.

Company Purchases 352,625 Shares under Stock Buy Back Plan

In the 2008 first quarter, the company purchased 352,625 shares of its common stock pursuant to its stock buy back plan for a total purchase price of $3.7 million. Since buying under the plan began November 13, 2006, through March 31, 2008 the company has purchased 1,729,090 shares for a total purchase price of $20.7 million.

Under the stock buy back plan, the company is authorized, over a 4-year period, to purchase up to $60 million of its common stock using available and unrestricted cash in the open market or through privately-negotiated transactions pursuant to one or more Rule 10b5-1 plans or programs. Pursuant to the plan, $1,250,000 of company cash per month during each month of the 4-year period (i.e., $15 million per 12-month period and $60 million for the 4-year period) has been authorized to be used to purchase company shares at prevailing prices, subject to compliance with applicable securities laws, rules and regulations, including Rules 10b5-1 and 10b-18. The buy back plan does not obligate the company to acquire any specific number of shares in any period, and may be modified, suspended, extended or discontinued at any time without prior notice.

Company Provides Second Quarter 2008 Business Outlook

TradeStation today also published its Second Quarter 2008 Business Outlook. The company’s second quarter and full-year 2008 Business Outlook estimated ranges are as follows:

SECOND QUARTER AND FULL-YEAR 2008 BUSINESS OUTLOOK

(In Millions, Except Per Share Data)

	_Second Quarter 2008_	___Full-year 2008___
REVENUES	$37.5 to $42.0	$154.0 to $170.0
EARNINGS PER SHARE (Diluted)	$0.12 to $0.16	$0.61 to $0.75
EARNINGS PER SHARE (Diluted, as adjusted)*	$0.14 to $0.18*	$0.64 to $0.77*

*The estimated ranges for Earnings per Share (Diluted, as adjusted) exclude a one-time expense impact relating to accelerated vesting of certain officer and director stock options that is expected to occur in the 2008 second quarter as a result of the collective beneficial ownership of the company’s co-founders anticipated to fall below 25% at that time.

The company’s 2008 second quarter and full-year estimated ranges are based on numerous assumptions, including: basing the midpoints of the ranges, in part, on average daily revenue per account for each asset class (equities, futures, forex) over the 6-month period ended March 31, 2008, such 6-month period being one of higher market volatility as measured by the CBOE Volatility Index (the period used and the formula and criteria applied often vary with each Business Outlook based upon management’s judgment each period concerning the best assumptions to use); reductions in the federal funds target rate of interest of 25 basis points in each of April 2008 and June 2008 (50 basis points in the aggregate), and no further reductions, or increases, for the remainder of 2008; anticipated growth, attrition and trading activity of active trader equities, futures and forex accounts, and the proportions in trading activity among those asset classes (each of which have different profit margin structures); the timing of expenses relating to company growth initiatives as compared to the timing of anticipated benefits from those initiatives; and numerous other assumptions concerning the company’s business and industry, market conditions, and various decisions, acts or failures to act both within and outside of the company’s control. All assumptions, expectations and beliefs relating to the Business Outlook are forward-looking in nature and actual results may differ materially from those estimated, including, but not limited to, as a result of, or as indicated by, the issues, uncertainties and risk factors set forth and referenced above and below. In particular, to the extent market volatility moves to significantly higher or lower levels, net account growth increases, slows or decreases, the federal funds target rate of interest is higher or lower than what has been assumed, and/or severe market conditions, such as a significant market recession, occur, the results estimated in the Business Outlook will likely be materially different than actual results.

Conference Call/Webcast

At 11:00, a.m., Eastern Time, today, members of TradeStation Group senior management will conduct an analyst conference call to discuss the company’s 2008 first quarter results and its second quarter and full-year 2008 Business Outlook. All company shareholders and the public are invited to listen. The telephone conference will be broadcast live via the Internet at www.TradeStation.com. The live webcast will be accompanied by slides of graphs and charts. A rebroadcast of the call will be accessible for approximately 90 days.

About TradeStation Group, Inc.

TradeStation Group, Inc. (NASDAQ GS: TRAD), through its principal operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to the active trader and certain institutional trader markets. TradeStation is an electronic trading platform that offers state-of-the-art electronic order execution and enables clients to design, test, optimize, monitor and automate their own custom Equities, Options, Futures and Forex trading strategies.

TradeStation Securities, Inc. (Member NYSE, FINRA, SIPC, NSCC, DTC, OCC & NFA) is a licensed securities broker-dealer and a registered futures commission merchant, and also a member of the American Stock Exchange, Boston Options Exchange, Chicago Board Options Exchange, Chicago Stock Exchange, International Securities Exchange, NASDAQ OMX, NYSE-Euronext, and Philadelphia Stock Exchange. The company’s technology subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services.  Its London-based subsidiary, TradeStation Europe Limited, an FSA-authorized brokerage firm, introduces UK and other European accounts to TradeStation Securities.

Forward-Looking Statements – Issues, Uncertainties and Risk Factors

This press release, including the second quarter and full-year 2008 Business Outlook estimated ranges contained in this press release, and today’s earnings conference call, contain statements and estimates that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release, or the conference call, the words “anticipate(s),” “anticipated,” “anticipation,” “assume(s),” “assumption(s),” “become(s),” “belief(s),” “believe(s),” “believed,” “could,” “designed,” “estimate,” “estimates,” “estimated,” “expect(s),” “expected,” “expectation(s),” “going forward,” “future,” “hopeful,” “hope(s),” “intend(s),” “intended,” “look forward,” “may,” “might,” “opportunity,” “opportunities,” “outlook(s),” “pending,” “plan(s),” “planned,” “potential,” “scheduled,” “shall,” “should,” “think(s),” “to be,” “upcoming,” “well-positioned,” “will,” “wish,” “would,” and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results herein suggested or suggested in the conference call. Factors that may cause or contribute to the various potential differences include, but are not limited to, the following:

•	changes in the condition of the securities and futures markets, including, but not limited to, changes in the combined average volume of the major U.S. equities and futures exchanges and in market volatility, which tend to significantly affect customer trading volume at TradeStation (for example, increased market volatility in the second half of 2007 and 2008 first quarter helped generate a significant increase in client trading volume);

•	further changes in the federal funds target rate of interest that are inconsistent with, or different from, the company’s assumptions (the federal funds target rate of interest determines the amount of interest income received on customer account balances and affects the rates charged for account borrowings);

•	the company’s ability (or lack thereof), based upon market conditions, the level of success of its marketing and product development and enhancement efforts, product and service quality and reliability, competition (including both price and quality-of-offering competition, which are intense) and other factors, to achieve significant, or any, net increases in DARTs, brokerage accounts and brokerage revenues sequentially or year over year (for example, TradeStation’s DARTs decreased sequentially from second to third quarter in 2004 and in 2006, and net revenues decreased sequentially from second to third quarter 2006, and these items may decrease sequentially or year over year in subsequent periods);

•	with respect to net new customer accounts, the company’s ability (or lack thereof) to maintain or increase the rate of quarterly gross account additions and to control the rate of quarterly account attrition (attrition rose significantly in the 2007 third quarter, and then declined in the 2007 fourth quarter and 2008 first quarter, but is expected to increase in the 2008 second quarter and increase more significantly in the 2008 third quarter due mainly, the company believes, to system outages that occurred in December 2007 and January 2008, recessionary market conditions, and other market factors);

•	with respect to certain of the company’s institutional trader brokerage clients whose funds are held at clearing firms whose stability are negatively affected or are perceived to be negatively affected by recent events in the credit markets relating to subprime mortgages and related financial instruments and positions, the willingness of those institutional trader clients to continue to keep funds and assets at those clearing firms, and to maintain or increase their level of trading activity with TradeStation (Bear Stearns is the clearing firm historically and currently used by TradeStation for its funded institutional accounts for which it does not self clear);

•	the level of success of the company’s upgrade of its forex trading offering launched in July 2007, and whether customer forex trading will increase to become a material part of the company’s business and revenues;

•	the effect of changes in product mix (how much of customer trading volume is stocks versus equity options versus futures versus forex, etc.), which can affect our revenues, net income and margins, even if overall volume remains the same;

•	rule-based trading not growing in appeal to the extent the company believes it will;

•	unanticipated infrastructure, capital or other large expenses, and unforeseen or unexpected liabilities and claims, the company may face as it seeks to grow its U.S. active trader market share in equities, futures and forex business, and its institutional and non-U.S. trader market businesses, including potential acquisition or business combination risks, costs and expenses (such as professional fees and, in the case of an acquisition, amortization expense) incurred in the event the company acquires or combines with other businesses;

•	the effect of unanticipated increased infrastructure costs that may be incurred as the company seeks to increase its product development headcount and resources (which it intends to do as quickly as possible in 2008) and grows its brokerage firm operations, adds accounts and introduces and expands existing and new product and service offerings, or acquires other businesses;

•	technical difficulties, outages, errors or failures in the company’s electronic and software products, services and systems relating to market data, order execution and trade processing and reporting, and other software or system errors and failures, some of which have occurred as recently as December 2007 and January 2008 (also, the company does not maintain a seamless, redundant back-up system to its order execution systems, which could materially intensify the negative consequences of any such difficulties, outages, errors or failures);

•	unauthorized intrusion and criminal activity in customer accounts by persons who unlawfully access customer accounts and then place orders or other transactions in those accounts (the company has experienced these types of occurrences in the past, and has taken measures and is in the process of completing measures to limit or prevent future occurrences, but no assurance can be made that any such measures taken by the company will be successful or that future occurrences will not result in substantial account losses that will ultimately be borne by the company);

•	a pending FINRA matter concerning failure to transmit short sale position reports for several months after the conversion to self-clearing operations in 2004, and a pending NYSE matter concerning odd-lot trading, each of which could result in fines, sanctions and/or other negative consequences;

•	the amount of unexpected legal, consultation and professional fees (including fees related to pending and future regulatory matters, lawsuits or other proceedings against the company, or potential business combinations or strategic relationships);

•	the frequency and size of, and ability to collect, unsecured client account debits as a result of volatile market movements in concentrated positions held in client accounts or as a result of other high-risk positions or circumstances;

•	the company’s estimated earnings per share (diluted) being based on assumptions of a certain number of outstanding shares and an average stock price for particular time periods that turn out to be inaccurate (if the number of outstanding shares and/or the average stock price is actually higher than what has been assumed, there will be more dilution and the actual earnings per share would be lower);

•	the general variability and unpredictability of operating results forecast on a quarterly or annual basis; and

•	other items, events and unpredictable costs or revenue impact items or events that may occur, and other issues, risks and uncertainties indicated from time to time in the company’s filings with the Securities and Exchange Commission, including, but not limited to, the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and other company press releases, conference calls and other public presentations or statements.

Contact —

David H. Fleischman
Chief Financial Officer
TradeStation Group, Inc.
954-652-7000

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
	2008	2007
		(Unaudited)
REVENUES:
Brokerage commissions and fees	$30,524,838	$22,287,705
Interest income	9,276,857	11,965,727
Brokerage interest expense	1,224,421	1,193,786

Net interest income	8,052,436	10,771,941
Subscription fees and other	2,141,378	2,270,977

Net revenues	40,718,652	35,330,623

EXPENSES:
Employee compensation and benefits	9,218,940	8,451,017
Clearing and execution	9,525,805	7,122,914
Data centers and communications	2,391,320	1,673,999
Advertising	1,305,318	1,085,569
Professional services	1,629,322	1,158,827
Occupancy and equipment	752,673	696,627
Depreciation and amortization	949,615	998,929
Other	1,449,683	944,513

Total expenses	27,222,676	22,132,395

Income before income taxes	13,495,976	13,198,228
INCOME TAX PROVISION	5,240,327	5,002,871

Net income	$8,255,649	$8,195,357

EARNINGS PER SHARE:
Basic	$0.19	$0.18

Diluted	$0.19	$0.18

WEIGHTED AVERAGE SHARES
OUTSTANDING:
Basic	43,707,699	44,590,076

Diluted	44,462,332	45,708,564

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2008	2007
	(Unaudited)
ASSETS:

Cash and cash equivalents, including restricted cash of $1,194,641 at March 31, 2008 and December 31, 2007*	$105,452,865	$103,698,700
Cash segregated in compliance with federal regulations	505,156,324	475,968,659
Marketable securities	8,882,608	8,882,297
Receivables from brokers, dealers, clearing organizations and clearing agents	20,320,468	23,426,192
Receivables from brokerage customers	86,044,608	93,932,498
Property and equipment, net	6,916,273	7,009,526
Deferred income taxes	1,776,165	2,539,807
Deposits with clearing organizations and clearing agents	23,986,936	23,964,136
Other assets	4,748,513	5,265,357

Total assets	$763,284,760	$744,687,172

LIABILITIES AND SHAREHOLDERS’ EQUITY:

LIABILITIES:
Payables to brokers, dealers and clearing organizations	$89,646	$811,084
Payables to brokerage customers	599,887,209	589,654,425
Accounts payable	3,487,278	2,412,353
Accrued expenses	10,325,791	7,851,329

Total liabilities	613,789,924	600,729,191
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY	149,494,836	143,957,981

Total liabilities and shareholders’ equity	$763,284,760	$744,687,172

* March 31, 2008 Cash and cash equivalents excludes $3.5 million that was transferred on April 1, 2008 from Cash segregated in compliance with federal regulations. December 31, 2007 Cash and cash equivalents includes $7.0 million that was transferred on January 2, 2008 to Cash segregated in compliance with federal regulations.